Exhibit 8.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 12, 2018

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Ladies and Gentlemen:

We are acting as counsel to Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to the preparation and filing of its shelf registration statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering and issuance from time to time of up to $150,000,000 of common units representing limited partner interests in the Partnership (the “Common Units”) in connection with future acquisitions of other businesses, assets or securities by the Partnership or its subsidiaries.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation: (i) the Amended and Restated Certificate of Limited Partnership of the Partnership, filed May 26, 1999, as amended by the Certificate of Correction of Certificate of Amendment, filed July 24, 2006 with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2006, as amended as of July 31, 2007 and as further amended as of January 24, 2018; (iii) certain of the resolutions of the Board of Supervisors of the Partnership relating to the authorization for the registration of the Common Units; (iv) the Registration Statement and the Prospectus contained in the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In rendering our opinion, we have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the truth and accuracy of the factual statements, representations, covenants and warranties contained in the Registration Statement and certificates of public officials and officers of the Partnership (the “Officer’s Certificates”).

In addition, we have assumed, with your consent, that:

1.

All signatures, the legal capacity of natural persons, the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the originals of such copies are all genuine and authentic;

2.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects as of the effective date of the Registration Statement, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect throughout the subsequent periods specified in the Officer’s Certificates;

3.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to the effective date of the Registration Statement, in each case without such qualification; and

4.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Registration Statement and Prospectus.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” constitute the opinion of Proskauer Rose LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, our opinion is conditioned on the continuing accuracy and completeness of representations, covenants and statements in any of the documents referred to herein or otherwise made to us, including the representation by the Partnership that it will continue to operate in a manner such that the statements and representations set forth in the Officer’s Certificates will continue to be true for future periods, including for the remainder of the 2018 taxable year. Any change, variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”, and we are opining herein only as to the federal income tax matters addressed under such caption. We express no opinion with respect to the applicability or the effect of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the registration set forth in the Registration Statement. This opinion is solely for your benefit, and may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons acquiring Common Units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP